Exhibit (d)(20)

AMENDMENT NO. 3

TO INVESTMENT SUBADVISORY AGREEMENT

(Thrivent Mutual Funds)

Amendment No. 3 to INVESTMENT SUBADVISORY AGREEMENT, dated as of February 29, 2008 (the “Agreement”), by and among Thrivent Asset Management, LLC, Thrivent Mutual Funds and Turner Investment Partners, Inc. (“TIP”).

The Agreement is hereby amended, effective as of February 21, 2012, as a result of the reorganization of TIP, which merged into Turner Investments, L.P. (“Turner”). Turner is now the sub-adviser (“Sub-adviser”) to the Thrivent Partner Small Cap Growth Fund.

Except as modified herein, all terms and conditions of the Agreement remain in full force and effect.

THRIVENT ASSET MANAGEMENT, LLC

By:      /s/ Russell W. Swansen

Name: Russell W. Swansen

Title:   President

THRIVENT MUTUAL FUNDS

By:      /s/ Russell W. Swansen

Name: Russell W. Swansen

Title:   President

TURNER INVESTMENTS, L.P.

By:      /s/ Brian F. McNally

Name: Brian F. McNally

Title:   General Counsel and Chief

            Compliance Officer